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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements as follows: 1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857) and the Robert Whitty Stock Option Plan (File #333-18109).


                                                        /s/ARTHUR ANDERSEN LLP

Hartford, Connecticut
April 14, 2000